Exhibit 99.1

Noodles & Company Announces Second Quarter 2014 Financial Results

BROOMFIELD, Colo., August 13, 2014 (Globe Newswire) - Noodles & Company (NASDAQ: NDLS) today announced financial results for its second quarter ended July 1, 2014.
Key highlights for the second quarter versus the same period a year ago include:

•	Total revenue increased 11.5% to $99.5 million from $89.2 million.

•	Comparable restaurant sales decreased 0.6% for company-owned restaurants, 1.2% for franchise restaurants and 0.7% system-wide.

•	Comparable restaurant sales, when adjusted for the Easter holiday shift, increased 0.3% for company-owned restaurants and 0.2% system-wide.

•	Quarter-to-date Q3 2014 (through August 12th) company-owned comparable restaurant sales increased 1.3%.

•
16 new restaurants opened system-wide in Q2, including 12 company-owned and four franchise restaurants, bringing the year-to-date openings to 30 new restaurants system-wide, including 25 company-owned and five franchise restaurants.

•	GAAP net income increased to $3.5 million from $0.1 million.

•	Adjusted net income(1) decreased 7.5% to $3.7 million, from $4.0 million, and adjusted earnings per diluted share decreased slightly to $0.12 from $0.13.

•	Adjusted EBITDA(1) was unchanged at $12.6 million.
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(1) Adjusted net income and adjusted EBITDA are non-GAAP measures. A reconciliation of GAAP net income to each of these measures is included in the accompanying financial data. See "Non-GAAP Financial Measures."

Kevin Reddy, Chairman and Chief Executive Officer of Noodles & Company, remarked "While our second quarter results fell short of our expectations, we made significant progress with regard to long-term investments in key initiatives, including catering and local relationship marketing. Our team's efforts and initiatives are resonating with guests, resulting in a solid finish to the second quarter and a positive start to the third quarter, as our comparable restaurants sales have increased to 1.3% quarter to date. We believe these ongoing initiatives, combined with the core strength of our brand have us well positioned to build on this momentum through the balance of 2014 and into 2015."

Mr. Reddy continued, "We also continue to make significant investments in our new restaurant development. During the second quarter, we opened 12 new company-owned restaurants, giving us 25 new openings to date and putting us on track for the high end of our 45 to 50 new company-owned restaurant target for 2014. During the last three years, we and our franchisees have increased our restaurant base by 60%, and our pipeline for new growth remains strong as we take advantage of our significant growth opportunity and drive increased awareness of the Noodles brand.

Second Quarter 2014 Financial Results

Total revenue increased $10.2 million in the second quarter of 2014, or 11.5%, to $99.5 million, compared with $89.2 million in the second quarter of 2013. This increase was the result of new restaurants opened system-wide since the beginning of the second quarter of 2013, offset by a decrease in sales at our comparable base restaurants.

Sixteen new restaurants opened system-wide, including 12 company-owned and four franchise restaurants, bringing the total restaurant count to 410, including 343 company-owned and 67 franchise restaurants. In the second quarter of 2014, comparable restaurant sales decreased 0.6% for company-owned restaurants, 1.2% for franchise restaurants and 0.7% system-wide. Adjusting for the lost operating day due to the shift of the Easter holiday, comparable restaurant sales increased 0.3% at company-owned restaurants and 0.2% system-wide.

Net income was $3.5 million in the second quarter of 2014, compared with net income of $0.1 million in the second quarter of 2013. Adjusted net income decreased to $3.7 million from $4.0 million in the second quarter of 2013.

Restaurant contribution margin decreased to 20.4% in the second quarter of 2014, compared with 22.4% in the second quarter of 2013. The decrease was primarily due to loss of leverage from our modest comparable restaurant sales decline as well as the lost operating day due to the shift of the Easter holiday in the second quarter of 2014 relative to the second quarter of 2013.

First Two Quarters 2014 Financial Results

Total revenue increased $18.5 million in the first two quarters of 2014, or 10.8%, to $189.0 million, compared with $170.5 million in the first two quarters of 2013. This increase was the result of new restaurants opened system-wide since the beginning of the second quarter of 2013, offset by a decrease in sales at our comparable base restaurants.

During the first two quarters of 2014, 30 new restaurants opened system-wide, including 25 company-owned and five franchise restaurants.
In the first two quarters of 2014, comparable restaurant sales decreased 1.0% for company-owned restaurants, 2.2% for franchise restaurants and 1.1% system-wide.

Net income was $5.0 million in the first two quarters of 2014, compared with net income of $1.0 million in the first two quarters of 2013. Adjusted net income decreased for the first two quarters of 2014 to $5.0 million from $5.4 million in the first two quarters of 2013.

Restaurant contribution margin decreased to 19.0% in the first two quarters of 2014, compared with 20.6% in the first two quarters of 2013.

2014 Outlook

Reddy commented "We are seeing modest top line momentum and are making the right investments for the business long-term. However, given results during the first half of the year, we believe it is judicious to temper our 2014 outlook relative to prior expectations."
For 2014, management expects the following:

•	45 to 50 new company-owned restaurant openings, reflecting 14% to 16% unit growth;

•	10 to 15 new franchise restaurant openings, reflecting 16% to 24% unit growth;

•	Flat comparable restaurant sales growth;

•	Flat adjusted diluted earnings per share growth; and

•	An annual estimated tax rate of 40% to 41%.

Key Definitions:
Comparable Restaurant Sales represent year-over-year sales comparisons for restaurants open for at least 18 full periods.
Restaurant Contribution Margin represents restaurant revenue less restaurant operating costs which are costs of sales, labor, occupancy and other restaurant operating costs.
Adjusted EBITDA represents net income before interest expense, provision for income taxes, asset disposals, closure costs and restaurant impairments, depreciation and amortization, stock-based compensation, management fees and other one-time expenses. Adjusted EBITDA is presented because: (i) management believes it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments and (ii) management uses it internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of the competitors. See "Non-GAAP Financial Measures" below.
Adjusted Net Income represents net income plus a net savings in interest expense as a result of the pay down of debt using proceeds from our IPO last year, IPO-related expenses and pre-IPO management fees, less incremental costs of being a public company and the tax effects of these adjustments. Adjusted net income is presented because management believes it helps convey supplemental information to investors regarding the Company's performance excluding the impact of the IPO and other special items that affect the comparability of results in past quarters and expected results in future quarters. See "Non-GAAP Financial Measures" below.
Conference Call
Noodles & Company will host a conference call to discuss the second quarter financial results on Wednesday, August 13, 2014 at 4:30 PM Eastern Time.
The conference call can be accessed live over the phone by dialing (877) 303-1298 or for international callers by dialing (253) 237-1032. A replay will be available after the call and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the passcode is 73879782. The replay will be available until Thursday, August 28th, 2014. The conference call will also be webcast live from the Company's corporate website at investor.noodles.com, under the "Events & Presentations" page. An archive of the webcast will be available at this location shortly after the call has concluded until Thursday, August 28th, 2014.
Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses the following non-GAAP financial measures: adjusted EBITDA, adjusted net income and adjusted EPS (collectively the "non-GAAP financial measures"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Adjusted net income is presented because management believes it helps convey supplemental information to investors regarding the Company's performance excluding the impact of our IPO and other special items that affect the comparability of results in past quarters to expected results in future quarters, such as the adjustment to eliminate the historical interest expense for all periods presented that were based upon actual outstanding balances before the application of the net proceeds from our IPO. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.
For more information on the non-GAAP financial measures, please see the "Reconciliation of Non-GAAP measurements to GAAP Results" tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
About Noodles & Company
Founded in 1995, Noodles & Company is a fast-casual restaurant chain that serves classic noodle and pasta dishes from around the world with 410 locations system-wide in 31 states and the District of Columbia as of July 1, 2014. Known as Your World Kitchen, Noodles & Company's globally inspired menu consists of more than 25 fresh, customizable noodle bowls, salads, soups and sandwiches that are prepared quickly using quality ingredients. From healthy to indulgent, spicy to comforting, the menu provides favorites for everyone from kids to adults. Popular dishes include the Med Salad with grilled chicken, spicy Indonesian Peanut Saute and creamy Wisconsin Mac & Cheese.

Forward-Looking Statements
This press release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words, and variations of words, such as "believe," "estimate," "anticipate," "expect," "intend," "may," "will," "would" and similar expressions are intended to identify our forward-looking statements. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding 2014 guidance, comparable restaurant sales and operating margins, new restaurant development, expected public company expense, and our outlook, in particular, our target and adjusted net income, targeted restaurant openings and effective tax rate. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company's forward-looking statements. These risks and uncertainties include: our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our growth strategy; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; consumer confidence and spending patterns; the assumptions used in the adjustment of interest expense and the adjustments for certain incremental legal, accounting, insurance and other compliance costs used in the calculation of adjusted net income; changes in consumer tastes and the level of acceptance of the Company's restaurant concepts (including consumer acceptance of prices); consumer reactions to public health issues and perceptions of food safety; seasonal factors; and weather.  For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed on March 7, 2014. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Noodles & Company
Consolidated Statements of Income
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 1, 2014	July 2, 2013	July 1, 2014	July 2, 2013
Revenue:
Restaurant revenue	$98,197	$88,362	$186,646	$168,880
Franchising royalties and fees	1,262	877	2,333	1,639
Total revenue	99,459	89,239	188,979	170,519
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	26,326	23,096	50,174	44,397
Labor	29,328	26,289	56,526	51,119
Occupancy	10,245	8,595	20,110	16,954
Other restaurant operating costs	12,243	10,567	24,449	21,647
General and administrative (1)	8,251	13,654	15,261	20,869
Depreciation and amortization	5,905	5,035	11,515	9,836
Pre-opening	1,027	769	2,140	1,690
Asset disposals, closure costs and restaurant impairments	193	297	408	498
Total costs and expenses	93,518	88,302	180,583	167,010
Income from operations	5,941	937	8,396	3,509
Interest expense	36	1,014	56	2,067
Income before income taxes	5,905	(77)	8,340	1,442
Provision (benefit) for income taxes	2,378	(145)	3,389	450
Net income	$3,527	$68	$4,951	$992
Earnings per share of Class A and Class B common stock, combined:
Basic	$0.12	$—	$0.17	$0.04
Diluted	$0.11	$—	$0.16	$0.04
Weighted average shares of Class A and Class B common stock outstanding, combined:
Basic	29,703,884	23,509,781	29,655,102	23,374,383
Diluted	31,063,774	24,189,814	31,061,722	23,979,011
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(1) In the second quarter of 2013, we incurred $5.7 million of IPO-related expenses: $2.0 million of stock-based compensation related to accelerated vesting of outstanding stock options, $1.2 million of stock-based compensation related to stock options granted to our Chief Executive Officer and President and Chief Operating Officer (of which 50% vested at the time of the grant), $1.7 million of transaction bonuses and related payroll taxes and $0.8 million in transaction payments to our Equity Sponsors. Additionally, the second quarter and first two quarters of 2013 included $0.25 million and $0.5 million, respectively, of management fee expense in accordance with our management services agreement and through the Class C common stock dividend paid to the holder of the one share of our Class C common stock then outstanding. In connection with our IPO, the management services agreement expired and the one share of Class C common stock was redeemed.

Noodles & Company
Consolidated Statements of Income as a Percentage of Revenue
(in thousands, unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 1, 2014	July 2, 2013	July 1, 2014	July 2, 2013
Revenue:
Restaurant revenue	98.7%	99.0%	98.8%	99.0%
Franchising royalties and fees	1.3	1.0	1.2	1.0
Total revenue	100.0	100.0	100.0	100.0
Costs and Expenses:
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below): (1)
Cost of sales	26.8	26.1	26.9	26.3
Labor	29.9	29.8	30.3	30.3
Occupancy	10.4	9.7	10.8	10.0
Other restaurant operating costs	12.5	12.0	13.1	12.8
General and administrative (2)	8.3	15.3	8.1	12.2
Depreciation and amortization	5.9	5.6	6.1	5.8
Pre-opening	1.0	0.9	1.1	1.0
Asset disposals, closure costs and restaurant impairments	0.2	0.3	0.2	0.3
Total costs and expenses	94.0	99.0	95.6	97.9
Income from operations	6.0	1.0	4.4	2.1
Interest expense	—	1.1	—	1.2
Income before income taxes	5.9	(0.1)	4.4	0.8
Provision for income taxes	2.4	(0.2)	1.8	0.3
Net income	3.5%	0.1%	2.6%	0.6%

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(1)	As a percentage of restaurant revenue.

(2)
In the second quarter of 2013, we incurred $5.7 million of IPO-related expenses: $2.0 million of stock-based compensation related to accelerated vesting of outstanding stock options, $1.2 million of stock-based compensation related to stock options granted to our Chief Executive Officer and President and Chief Operating Officer (of which 50% vested at the time of the grant), $1.7 million of transaction bonuses and related payroll taxes and $0.8 million in transaction payments to our Equity Sponsors. Additionally, the second quarter and first two quarters of 2013 included $0.25 million and $0.5 million, respectively, of management fee expense in accordance with our management services agreement and through the Class C common stock dividend paid to the holder of the one share of our Class C common stock then outstanding. In connection with our IPO, the management services agreement expired and the one share of Class C common stock was redeemed.

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity and comparable restaurant sales, unaudited)

	As of
	July 1, 2014	December 31, 2013
Balance Sheet Data
Total current assets	$19,232	$18,333
Total assets	202,628	187,802
Total current liabilities	24,882	24,165
Total long-term debt	9,629	6,312
Total liabilities	70,736	63,329
Total stockholders' equity	131,892	124,473

	Fiscal Quarter Ended
	July 1, 2014	April 1, 2014	December 31, 2013	October 1, 2013	July 2, 2013
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	343	331	318	310	295
Franchise restaurants at end of period	67	63	62	58	53
Revenue Data:
Company-owned average unit volumes	$1,156	$1,163	$1,179	$1,181	$1,184
Franchise average unit volumes	$1,127	$1,126	$1,133	$1,132	$1,123
Company-owned comparable restaurant sales	(0.6)%	(1.4)%	4.3%	2.4%	4.7%
Franchise comparable restaurant sales	(1.2)%	(3.3)%	1.5%	0.5%	2.3%
System-wide comparable restaurant sales	(0.7)%	(1.6)%	3.9%	2.1%	4.4%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 1, 2014	July 2, 2013	July 1, 2014	July 2, 2013
	(in thousands, unaudited)
Net income	$3,527	$68	$4,951	$992
Depreciation and amortization	5,905	5,035	11,515	9,836
Interest expense	36	1,014	56	2,067
Provision for income taxes	2,378	(145)	3,389	450
EBITDA	$11,846	$5,972	$19,911	$13,345
Asset disposals, closure costs and restaurant impairment	193	297	408	498
Management fees (a)	—	250	—	500
Stock-based compensation expense	525	378	665	741
IPO-related expenses (b)	—	5,667	—	5,667
Adjusted EBITDA	$12,564	$12,564	$20,984	$20,751
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EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors' understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the additions and eliminations described in the table below.
EBITDA and adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

(a)
The second quarter of 2013 and the first two quarters of 2013 included $0.25 million and $0.5 million, respectively, of management fee expense in accordance with our management services agreement and through the Class C common stock dividend paid to the holder of the one share of our Class C common stock then outstanding. In connection with our IPO, the management services agreement expired and the one share of Class C common stock was redeemed.

(b)
Reflects certain expenses incurred in conjunction with the closing of our IPO. This amount includes $2.0 million of stock-based compensation related to accelerated vesting of outstanding stock options, $1.2 million of stock-based compensation related to stock options granted to our Chief Executive Officer and President and Chief Operations Officer (of which 50% vested at grant), $1.7 million of transaction bonuses and related payroll taxes and $0.8 million in transaction payments to our Equity Sponsors.

Noodles & Company
Reconciliation of Net Income to Adjusted Net Income
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 1, 2014	July 2, 2013	July 1, 2014	July 2, 2013
	(in thousands, unaudited)
Net income	$3,527	$68	$4,951	$992
Interest expense (a)	—	1,014	—	2,067
Adjusted interest expense using reduced debt balances (b)	—	(162)	—	(301)
Pre-IPO management fees (c)	—	250	—	500
IPO-related expenses (d)	—	5,667	—	5,667
Estimated incremental public costs (e)	—	(357)	—	(714)
Stock-based compensation expense (f)	220	—	147	—
Tax effect of adjustments (g)	(89)	(2,514)	(60)	(2,830)
Adjusted net income	$3,658	$3,966	$5,038	$5,381

Adjusted earnings per Class A and Class B common stock, combined (h)
Basic	$0.12	$0.13	$0.17	$0.18
Diluted	$0.12	$0.13	$0.16	$0.18
Pro forma weighted average Class A and Class B common stock outstanding, combined (h)
Basic	29,703,884	29,680,395	29,655,102	29,544,997
Diluted	31,063,774	30,360,428	31,061,721	30,149,625
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Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as net income plus a net savings in interest expense as a result of the pay down of debt using proceeds from our IPO, plus IPO-related expenses and pre-IPO management fees, less estimated incremental costs of being a public company and the tax effects of these adjustments. Adjusted net income is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of the IPO and other special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net income as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net income should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

(a)	Reflects the adjustment to eliminate the historical interest expense for all periods presented that were based upon actual outstanding balances before the application of the net proceeds from our IPO.

(b)
Reflects interest expense assuming no term loan balance and daily balances outstanding on our revolving line of credit adjusted for the repayment of the revolving line of credit down to $0.2 million. This balance reflects $100.2 million repayment of both term and revolving debt from the net proceeds of our IPO. The interest adjustment is based on the following assumptions:

(1) Unused facility fees based on the daily revolving line of credit balances; and
(2) Lower annual amortization of deferred loan costs due to the repayment of the term loan.

(c)	Reflects the elimination of the management fees and Class C common stock dividend paid to our sponsors for the periods presented.

(d)
Reflects certain expenses incurred in conjunction with the closing of our IPO. The adjustment includes $2.0 million of stock-based compensation related to accelerated vesting of outstanding stock options, $1.2 million of stock-based compensation related to stock options granted to our Chief Executive Officer and President and Chief Operating Officer (of which 50% vested at grant), $1.7 million of transaction bonuses and related payroll taxes and $0.8 million in transaction payments to our Equity Sponsors.

(e)
Reflects an adjustment of recurring incremental legal, accounting, insurance and other compliance costs we expect to incur as a public company. By its nature, this adjustment involves risks and uncertainties, and the actual costs incurred could be different than this adjustment.

(f)	Reflects the annual vesting of the options granted to the Chief Executive Officer and President and Chief Operating Officer prior to our IPO.

(g)
Reflects the tax expense associated with the adjustments in (a) through (f) above at the normalized tax rate of 40.6% and 39.2% for 2014 and 2013, respectively, which reflects our estimated long-term effective tax rate.

(h)
Reflects weighted average shares outstanding as if all shares sold in our IPO were outstanding as of the first day of our fiscal year. Adjusted per share amounts are calculated by dividing adjusted net income by the adjusted basic and diluted weighted average shares outstanding.